UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 15, 2011

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	15 Skyline Drive, Hawthorne, NY	10532
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 15, 2011, the Board of Directors of Acorda Therapeutics, Inc. (“Acorda”) approved an amendment to Section 1.9 of Acorda’s Bylaws to incorporate a majority voting standard in uncontested elections of Acorda directors.  Pursuant to Section 1.9 of the Bylaws, as amended, Acorda’s directors will continue to be elected by a plurality of the vote.  However, in the case of uncontested elections, a nominee who is elected but receives a greater number of “withheld” votes than “for” votes will be required to tender his or her resignation following certification of the stockholder vote.  Promptly thereafter, the Nominations & Governance Committee of the Board will consider the resignation and range of possible responses and make a recommendation to the Board, which will then act on the recommendation within 90 days after the certification of the stockholder vote.  Nominees who tender their resignation will not be permitted to participate in the Nominations & Governance Committee or Board discussions regarding the stockholder vote or the resignation.  Acorda will disclose the Board’s decision-making process and decision regarding whether to accept the nominee’s resignation (and the reasons for rejecting a resignation, if applicable) in a Current Report on Form 8-K, promptly following such decision.

The foregoing description of the amendment to Acorda’s Bylaws is qualified in its entirety by reference to the complete text of Section 1.9 of Acorda’s Bylaws, as amended.  A copy of Section 1.9 of Acorda’s Bylaws, as amended, is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.2	Section 1.9 of Acorda’s Bylaws, as amended on December 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

December 21, 2011	By:	/s/ David Lawrence
Name: David Lawrence
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.2	Section 1.9 of Acorda’s Bylaws, as amended on December 15, 2011